UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 15, 2005

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way

Foster City, California 94404

(650) 513-7000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On September 16, 2005, Equinix, Inc. (“Equinix”) entered into a $50,000,000 revolving credit facility agreement (“Facility”) with Silicon Valley Bank, replacing the previously outstanding $25,000,000 revolving facility with the same bank. The new Facility has a three-year commitment which enables Equinix to borrow, repay and re-borrow the full amount, up to September 15, 2008. The Facility may be used by Equinix for working capital and general corporate purposes, and also for the issuance of letters of credit in lieu of cash secured obligations that may otherwise be required of Equinix.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 15, 2005, Equinix RP, Inc., a Delaware Corporation and wholly-owned subsidiary of Equinix Operating Co., Inc., which is a wholly-owned subsidiary of Equinix, Inc., completed the acquisition of an existing, improved 107,000 square foot data center located in El Segundo, California from 1920 East Maple LLC, a Delaware limited liability company (“Seller”). Equinix RP, Inc. purchased the land, building, and improvements for $34,500,000 in cash and intends to operate the premises as a data center consistent with other facilities they currently maintain. There is no material relationship between Seller and Equinix, Inc. or any of its subsidiaries.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant

*Please refer to the September 16, 2005 Equinix $50,000,000 revolving credit facility, as disclosed in Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: September 20, 2005	By:	/s/ KEITH D. TAYLOR
Keith D. Taylor Chief Financial Officer